UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2023

LUCID DIAGNOSTICS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40901	82-5488042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Madison Avenue, 25th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	LUCD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On March 7, 2023, Lucid Diagnostics Inc. (the “Company”) entered into subscription agreements (each, a “Subscription Agreement”) with certain accredited investors for the sale of 13,625 shares of newly designated Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), at a purchase price of $1,000 per share, for aggregate gross proceeds to the Company of $13.625 million. The closing of the sale occurred effective on March 7, 2023. In connection with the sale, on March 7, 2023 (the “Effective Date”), the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock with the Secretary of State of the State of Delaware (the “Certificate of Designation”). The key terms of the Series A Preferred Stock are as follows:

Conversion. Each share of Series A Preferred Stock is convertible at the option of the holder, subject to certain beneficial ownership limitations as set forth in the Certificate of Designation and described below, into such number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), equal to the number of Series A Preferred Shares to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion. The initial conversion price will be $1.394, subject to adjustment in the event of stock splits, stock dividends, and similar transactions. In addition, the Series A Preferred Stock will automatically convert into shares of Common Stock, subject to certain beneficial ownership limitations as set forth in the Certificate of Designation and described below, on March 7, 2025.

Rank. The Series A Preferred Stock will be senior to the Common Stock and any other class of the Company’s capital stock that is not by its terms senior to or pari passu with the Series A Preferred Stock.

Dividends. The holders of Series A Preferred Stock will be entitled to dividends payable as follows: (i) a number of shares of Common Stock equal to 20% of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock then held by such Holder on March 7, 2024, and (ii) a number of shares of Common Stock equal to 20% of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock then held by such Holder on March 7, 2025. A holder that converts its Series A Preferred Stock prior to March 7, 2024 or March 7, 2025, as the case may be, will not receive the dividend that accrues on such date with respect to such converted Series A Preferred Stock. The holders of the Series A Preferred Stock also will be entitled to dividends equal, on an as-if-converted to shares of Common Stock basis, to and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (or any Deemed Liquidation Event as defined in the Certificate of Designation), the holders of shares of Series A Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock immediately prior to such event.

Voting. Except as otherwise provided in the Certificate of Designation or as otherwise required by law, the holders of outstanding shares of Series A Preferred Stock will have no voting rights.

Beneficial Ownership Limitation. The Company will not effect any conversion of the Series A Preferred Stock, and a holder will not have the right to receive dividends or convert any portion of the Series A Preferred Stock, to the extent that, after giving effect to the receipt of dividends or the conversion, the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the Company’s outstanding common stock (or, upon election of the holder, 9.99% of the Company’s outstanding common stock).

The Company and the investors in the Offering also executed a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement covering the resale of the shares of Common Stock issuable pursuant to the Series A Preferred Stock.

The offer and sale of the shares of Series A Preferred Stock, and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and in payment of dividends on the Series A Preferred Stock, are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are taking the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities.

The securities have not been registered under the Securities Act and may not be offered or sold in United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The forgoing description of the Certificate of Designation and the Registration Rights Agreement is qualified in its entirety by reference to the full text of such documents, copies of which are filed as Exhibit 3.1 and 10.1 to this Current Report on Form 8-K.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 3.02 and Item 5.03 is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.02 is incorporated herein by reference. The Amended and Restated Certificate of Incorporation of the Company authorizes the issuance of up to 20,000,000 shares of preferred stock, par value $0.001 per share, and further authorizes the Board of the Company to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock. The Certificate of Designation designates up to 20,000 of the shares of preferred stock as Series A Preferred Stock.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock.

10.1	Form of Registration Rights Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2023	LUCID DIAGNOSTICS INC.

	By:	/s/ Dennis McGrath
Dennis McGrath
Chief Financial Officer